AMENDMENT NUMBER ONE

TO

THE PEP BOYS - MANNY, MOE & JACK

2009 STOCK INCENTIVE PLAN

(Amended and Restated as of August 3, 2012)

WHEREAS, The Pep Boys - Manny, Moe & Jack (the "Company") has previously adopted The Pep Boys - Manny, Moe & Jack 1999 Stock Incentive Plan (as amended, the "Plan");

WHEREAS, the Plan authorizes the Board of Directors (the "Board") to amend the Plan from time to time in such manner as it may deem advisable.

WHEREAS, the Board has approved the amendment of the definition of the term "Annual Non-management Director Award" under the Plan.

NOW , THEREFORE, in consideration of the foregoing recitals, the Plan is hereby amended as follows:

1. The first sentence of Section 3(b)(ii)(A) of the Plan is hereby amended and restated in its entirety to read as follows:

"On each Annual Meeting Date, (i) each Non-management Director (other than the Chairman of the Board or Lead Director) shall receive $80,000 in Awards and (ii) the Non-management Chairman of the Board or Lead Director, as the case may be, shall receive $92,500 in Awards, in such form as determined by the Committee."

2. Except as expressly amended hereby, the provisions of the Plan shall remain in full force and effect.

As adopted by the Board on THE PEP BOYS - MANNY, MOE & JACK

June 12, 2013.

By: /s/ Michael R. Odell

Michael R. Odell

President & Chief Executive Officer